                                                                    EXHIBIT 99.2


                           REPUBLIC GROUP INCORPORATED

                        CONSOLIDATED STATEMENTS OF INCOME

                    Years Ended June 30, 2000, 1999 and 1998



                                         2000          1999          1998
                                     ------------  ------------  ------------

Gross sales......................... $219,411,000  $158,886,000  $148,627,000
Less freight and discounts..........   28,901,000    20,944,000    20,342,000
                                     ------------  ------------  ------------
Net sales...........................  190,510,000   137,942,000   128,285,000
Costs and expenses:
  Cost of sales.....................  142,197,000    92,128,000    85,339,000
  Selling and administrative
   expenses.........................   21,979,000    18,953,000    15,941,000
  Asset write-down..................   16,724,000           --            --
                                     ------------  ------------  ------------
                                      180,900,000   111,081,000   101,280,000
                                     ------------  ------------  ------------
Operating profit....................    9,610,000    26,861,000    27,005,000
  Interest expense..................   (5,189,000)   (4,271,000)       (5,000)
  Interest income...................      203,000     2,410,000       182,000
  Other income (expense), net.......      (21,000)      (60,000)    1,000,000
                                     ------------  ------------  ------------
                                       (5,007,000)   (1,921,000)    1,177,000
                                     ------------  ------------  ------------
Income before income taxes..........    4,603,000    24,940,000    28,182,000
Provision for income taxes..........    1,842,000     9,708,000    10,383,000
                                     ------------  ------------  ------------
Net income.......................... $  2,761,000  $ 15,232,000  $ 17,799,000
                                     ------------  ------------  ------------
Basic earnings per share............ $       0.23  $       1.29  $       1.52
                                     ------------  ------------  ------------
Basic weighted-average shares
 outstanding........................   11,825,000    11,771,000    11,705,000
                                     ------------  ------------  ------------
Diluted earnings per share.......... $       0.23  $       1.29  $       1.51
                                     ------------  ------------  ------------
Diluted weighted-average shares
 outstanding........................   11,852,000    11,851,000    11,798,000
                                     ------------  ------------  ------------




                             See accompanying notes.

                           REPUBLIC GROUP INCORPORATED

                           CONSOLIDATED BALANCE SHEETS

                             June 30, 2000 and 1999



                                                          2000         1999
                                                      ------------ ------------

ASSETS
Current assets:
  Cash and cash equivalents.......................... $  7,414,000 $  6,192,000
  Accounts receivable, less allowance for doubtful
   accounts of $574,000 in 2000 and $520,000 in
   1999..............................................   22,020,000   18,838,000
  Income tax refunds receivable......................   16,945,000      491,000
  Inventories:
    Finished goods...................................    7,200,000    3,396,000
    Raw materials and supplies.......................   12,774,000    7,538,000
                                                      ------------ ------------
                                                        19,974,000   10,934,000
  Prepaid expenses and other.........................      811,000      902,000
  Deferred income taxes..............................      952,000      630,000
                                                      ------------ ------------
      Total current assets...........................   68,116,000   37,987,000
Property, plant and equipment, at cost:
  Land, land improvements and mineral deposits.......   12,922,000    5,055,000
  Buildings and leasehold improvements...............   52,451,000   20,621,000
  Equipment..........................................  264,721,000  141,052,000
  Construction in progress...........................    2,292,000  119,210,000
                                                      ------------ ------------
                                                       332,386,000  285,938,000
  Less accumulated depreciation, amortization and
   depletion.........................................   64,896,000   61,989,000
                                                      ------------ ------------
                                                       267,490,000  223,949,000
Unamortized debt issue costs.........................    4,476,000    4,780,000
Other assets.........................................    9,081,000    1,452,000
                                                      ------------ ------------
Total assets......................................... $349,163,000 $268,168,000
                                                      ------------ ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................... $ 14,483,000 $ 14,021,000
  Accrued payroll and employee benefits..............    3,742,000    3,475,000
  Income taxes payable...............................          --     1,333,000
  Accrued interest payable...........................    4,741,000    4,448,000
  Other current liabilities..........................    1,412,000    1,584,000
  Short-term notes payable...........................    1,500,000          --
  Current portion of long-term debt..................    7,500,000          --
                                                      ------------ ------------
      Total current liabilities......................   33,378,000   24,861,000
Long-term debt due after one year....................  191,000,000  125,000,000
Deferred income taxes................................   21,431,000   13,695,000
Other long-term liabilities..........................      442,000      597,000
Commitments and contingencies--see notes
Stockholders' equity:
  No par preferred stock issuable in series; 487,000
   shares authorized; none issued and outstanding....          --           --
  Common stock, $1 par value; 35,000,000 authorized;
  issued 11,842,000 in 2000 and 11,800,000 in 1999...   11,842,000   11,800,000
  Additional paid-in capital.........................   28,898,000   28,568,000
  Unrealized gain on marketable securities...........      190,000      169,000
  Retained earnings..................................   61,982,000   63,478,000
                                                      ------------ ------------
      Total stockholders' equity.....................  102,912,000  104,015,000
                                                      ------------ ------------
Total liabilities and stockholders' equity........... $349,163,000 $268,168,000
                                                      ============ ============



                             See accompanying notes.

                           REPUBLIC GROUP INCORPORATED

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                    Years ended June 30, 2000, 1999 and 1998



                                           2000          1999          1998
                                       ------------  ------------  ------------

Cash flows from operating activities:
  Net income.........................  $  2,761,000  $ 15,232,000  $ 17,799,000
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Income receivable--life insurance
     proceeds........................           --            --     (1,000,000)
    Depreciation, amortization and
     depletion.......................    14,451,000     9,706,000     7,738,000
    Write down of property, plant and
     equipment.......................    16,724,000           --            --
    Non-cash compensation expense....           --          3,000       320,000
    Deferred income taxes............     7,414,000     2,187,000     1,616,000
    Loss on sale of assets...........        24,000       124,000        52,000
    Changes in assets and
     liabilities:
      Accounts receivable............    (3,182,000)   (5,227,000)      282,000
      Income tax refunds receivable..   (16,454,000)      161,000      (158,000)
      Inventories....................    (9,040,000)   (2,484,000)   (1,109,000)
      Prepaid expenses...............        91,000       (51,000)     (191,000)
      Accounts payable and accrued
       liabilities...................       557,000     3,819,000     3,353,000
      Income taxes payable...........    (1,333,000)    1,333,000      (203,000)
      Accrued interest payable.......       293,000     4,448,000           --
      Other assets and liabilities...      (212,000)     (220,000)     (200,000)
                                       ------------  ------------  ------------
  Net cash provided by operating
   activities........................    12,094,000    29,031,000    28,299,000
                                       ------------  ------------  ------------
Cash flows from investing activities:
  Additions to property, plant and
   equipment.........................   (81,674,000) (135,471,000)  (31,191,000)
  Proceeds from sale of property,
   plant and equipment...............       104,000       128,000        56,000
  Proceeds from life insurance
   policy............................           --      1,000,000           --
  Purchases of investments...........           --            --    (11,470,000)
  Proceeds from sale of investments..           --            --     12,120,000
                                       ------------  ------------  ------------
  Net cash used by investing
   activities........................   (81,570,000) (134,343,000)  (30,485,000)
                                       ------------  ------------  ------------
Cash flows from financing activities:
  Dividends paid.....................    (4,257,000)   (4,238,000)   (4,215,000)
  Net proceeds under lines of
   credit............................    75,000,000    19,050,000     5,950,000
  Proceeds from issuance of debt.....           --    100,000,000           --
  Payments for debt issue costs......      (417,000)   (5,105,000)     (291,000)
  Issuance of common treasury stock..           --        150,000       128,000
  Proceeds from exercised stock
   options...........................       372,000       523,000       302,000
                                       ------------  ------------  ------------
  Net cash provided by financing
   activities........................    70,698,000   110,380,000     1,874,000
                                       ------------  ------------  ------------
Net increase (decrease) in cash and
 cash equivalents....................     1,222,000     5,068,000      (312,000)
Cash and cash equivalents at
 beginning of year...................     6,192,000     1,124,000     1,436,000
                                       ------------  ------------  ------------
Cash and cash equivalents at end of
 year................................  $  7,414,000  $  6,192,000  $  1,124,000
                                       ------------  ------------  ------------
Supplemental disclosure of cash flow
  information:
Cash paid during the year for
  Income taxes, net of refunds.......  $ 12,215,000  $  6,027,000  $  9,127,000
  Interest...........................  $ 14,479,000  $  5,172,000  $      5,000


                             See accompanying notes.

                           REPUBLIC GROUP INCORPORATED

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                    Years ended June 30, 2000, 1999 and 1998



                                                                           Treasury
                                                                             Stock
                                                                         -------------
                           Common   Additional           Unrealized Gain        Amount      Total
                          Stock, $1  Paid-In   Retained   On Marketable           at    Stockholders'  Comprehensive
In thousands              Par Value  Capital   Earnings    Securities    Shares  cost      Equity         Income
------------              --------- ---------- --------  --------------- ------ ------  -------------  -------------
Balance at June 30,
 1997...................   $11,716   $27,827   $38,995        $--          33   $(693)    $ 77,845
                           -------   -------   -------        ----        ---   -----     --------
Net income..............       --        --     17,799         --         --      --        17,799       $17,799
Cash dividends on common
 stock, $.36 per share..       --        --     (4,215)        --         --      --        (4,215)          --
Issuance of treasury
 shares.................       --        --        (35)        --         (23)    483          448           --
Exercise of stock
 options................        33       269       --          --         --      --           302           --
                                                                                                         -------
Total comprehensive
 income.................       --        --        --          --         --      --           --        $17,799
                           -------   -------   -------        ----        ---   -----     --------       -------
Balance at June 30,
 1998...................   $11,749   $28,096   $52,544        $--          10   $(210)    $ 92,179
                           -------   -------   -------        ----        ---   -----     --------
Net income..............       --        --     15,232         --         --      --        15,232       $15,232
Cash dividends on common
 stock, $.36 per share..       --        --     (4,238)        --         --      --        (4,238)          --
Issuance of treasury
 shares.................       --        --        (60)        --         (10)    210          150           --
Exercise of stock
 options................        51       472       --          --         --      --           523           --
Unrealized gain on
 marketable securities..       --        --        --          169        --      --           169           169
                                                                                                         -------
Total comprehensive
 income.................       --        --        --          --         --      --           --        $15,401
                           -------   -------   -------        ----        ---   -----     --------       -------
Balance at June 30,
 1999...................   $11,800   $28,568   $63,478        $169        --    $  --     $104,015
                           -------   -------   -------        ----        ---   -----     --------
Net income..............       --        --      2,761         --         --      --         2,761       $ 2,761
Cash dividends on common
 stock, $.36 per share..       --        --     (4,257)        --         --      --        (4,257)          --
Exercise of stock
 options................        42       330       --          --         --      --           372           --
Unrealized gain on
 marketable securities..       --        --        --           21        --      --            21            21
                                                                                                         -------
Total comprehensive
 income.................       --        --        --          --         --      --           --        $ 2,782
                           -------   -------   -------        ----        ---   -----     --------       -------
Balance at June 30,
 2000...................   $11,842   $28,898   $61,982        $190        --    $ --      $102,912
                           =======   =======   =======        ====        ===   =====     ========



                             See accompanying notes.

                           REPUBLIC GROUP INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 2000, 1999 and 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

   The consolidated financial statements include the accounts of Republic Group Incorporated, a Delaware corporation, and its subsidiaries (the "Company"). All intercompany accounts and transactions have been eliminated.

Use of Estimates in Financial Statements

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

Cash Equivalents

   Short-term investments that are highly liquid and have original maturity dates of three months or less are considered cash equivalents for the purpose of the Consolidated Statements of Cash Flows. These investments are carried at market.

Concentration of Credit Risk

   The majority of the Company's sales are to retailers, manufacturers and wholesalers. The Company conducts ongoing credit evaluations of its customers' financial conditions and limits the amount of trade credit extended when necessary. The Company maintains allowances for expected credit losses.

Inventories

   Inventories are stated at the lower of cost (average or first-in, first-out) or market and include the appropriate elements of materials, labor and manufacturing overhead expenses.

Property, Plant and Equipment

   Plant and equipment assets are recorded at cost and depreciated generally by the straight-line method over the estimated useful lives of the assets. Expenditures for additions and improvements are capitalized, and costs for repairs and maintenance are charged to operations as incurred. The estimated useful lives for buildings range from 15 to 40 years. The estimated useful lives for equipment range from 3 to 20 years.

Revenue Recognition

   Revenue is recognized at the time products are shipped to the customer or, in the case of rail services, at the time service is rendered.

Investments in Marketable Securities

   The Company's investments in marketable securities are classified as available-for-sale securities and are reported at fair value with unrealized gains excluded from earnings and reported as a separate component of stockholders' equity, net of tax.

Income Taxes

   The provision for income taxes includes federal and state taxes currently payable (receivable) and deferred taxes arising from temporary differences in determining income for financial statement and tax purposes. The Company files a consolidated federal return which includes the results for all of its subsidiaries. Deferred tax assets, liabilities and related expense accounts are adjusted annually for any changes in statutory tax rates.

   State income tax credits earned in conjunction with plant construction or expansion are recognized ratably over the average life of the related property.

Reclassification

   Certain prior year balances have been reclassified to conform with the current year presentation.

Environmental Remediation and Compliance

   Environmental expenditures are expensed or capitalized, as appropriate. Liabilities are recorded when assessments and/or remedial efforts are probable and the cost can be reasonably estimated.

Impairment

   The carrying value of property, plant and equipment is evaluated periodically in relation to the operating performance and future undiscounted cash flows of the underlying business. Adjustments are made if the sum of expected future cash flows is less than book value.

New Accounting Standard

   In 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," was issued to establish accounting and reporting standards for derivative instruments and hedging activities. The Company does not utilize derivative instruments nor does it perform hedging activities as defined in the new pronouncement. Consequently, the impact of adopting this pronouncement is expected to be insignificant.

2. INDUSTRY SEGMENTS

   Certain information with regard to industry segments, within which the Company operates, is as follows:



                                           Recycled  Eliminations
                                  Gypsum  Paperboard  and other   Consolidated
                                 -------- ---------- ------------ ------------

2000
Shipment units:
Gypsum wallboard (MSF)..........  725,885       --          --       725,885
Recycled paperboard (tons)......      --    213,033     (19,691)     193,342
Recovered paper fiber (tons)....      --    313,085    (204,230)     108,855
                                 --------  --------   ---------     --------
Gross sales (in thousands)
Gypsum wallboard................ $127,878  $    --    $     --      $127,878
Recycled paperboard.............      --     78,890         --        78,890
Recovered paper fiber...........      --     35,513     (22,883)      12,630
Intrasegment fiber sales........      --    (22,883)     22,883          --
Intersegment paperboard sales...      --      8,431      (8,431)         --
Other...........................      --        --           13           13
                                 --------  --------   ---------     --------
Gross sales.....................  127,878    99,951      (8,418)     219,411
Less freight and discounts......   22,312     6,589         --        28,901
                                 --------  --------   ---------     --------
Net sales....................... $105,566  $ 93,362   $  (8,418)    $190,510
                                 --------  --------   ---------     --------
Operating profit (loss) (1)..... $ 44,738  $(26,380)  $  (8,748)    $  9,610
Total assets....................   78,519   234,203      36,441      349,163
Capital expenditures............   10,962    69,302       1,410       81,674
Depreciation, depletion and
 amortization...................    4,533     8,252       1,666       14,451
1999
Shipment units:
Gypsum wallboard (MSF)..........  589,894       --          --       589,894
Recycled paperboard (tons)......      --    185,793     (27,567)     158,226
Recovered paper fiber (tons)....      --    179,286     (84,125)      95,161
                                 --------  --------   ---------     --------
Gross sales (in thousands)
Gypsum wallboard................ $ 89,678  $    --    $     --      $ 89,678
Recycled paperboard.............      --     62,927         --        62,927
Recovered paper fiber...........      --     11,556      (5,281)       6,275
Intrasegment fiber sales........      --     (5,281)      5,281          --
Intersegment paperboard sales...      --     10,095     (10,095)         --
Other...........................      --        --            6            6
                                 --------  --------   ---------     --------
Gross sales.....................   89,678    79,297     (10,089)     158,886
Less freight and discounts......   16,121     4,823         --        20,944
                                 --------  --------   ---------     --------
Net sales....................... $ 73,557  $ 74,474   $ (10,089)    $137,942
                                 --------  --------   ---------     --------
Operating profit (loss)......... $ 28,478  $  6,530   $  (8,147)    $ 26,861
Total assets....................   70,497   181,258      16,413      268,168
Capital expenditures............   22,732   112,285         454      135,471
Depreciation, depletion and
 amortization...................    2,981     5,239       1,486        9,706



                                           Recycled  Eliminations
                                  Gypsum  Paperboard  and other   Consolidated
                                  ------- ---------- ------------ ------------

1998
Shipment units:
Gypsum wallboard (MSF)........... 566,424      --           --       566,424
Recycled paperboard (tons).......     --   190,614      (27,108)     163,506
Recovered paper fiber (tons).....     --   145,553      (67,112)      78,441
                                  -------  -------     --------     --------
Gross sales (in thousands)
Gypsum wallboard................. $74,755  $   --      $    --      $ 74,755
Recycled paperboard..............     --    67,677          --        67,677
Recovered paper fiber............     --    12,415       (6,227)       6,188
Intrasegment fiber sales.........     --    (6,227)       6,227          --
Intersegment paperboard sales....     --    10,412      (10,412)         --
Other............................     --       --             7            7
                                  -------  -------     --------     --------
Gross sales......................  74,755   84,277      (10,405)     148,627
Less freight and discounts.......  15,293    5,049          --        20,342
                                  -------  -------     --------     --------
Net sales........................ $59,462  $79,228     $(10,405)    $128,285
                                  -------  -------     --------     --------
Operating profit (loss).......... $24,342  $ 9,658     $ (6,995)    $ 27,005
Total assets.....................  43,993   73,212        8,270      125,475
Capital expenditures.............  16,612   13,979          600       31,191
Depreciation, depletion and
 amortization....................   1,641    5,301          796        7,738


--------
(1) Operating loss for the Recycled Paperboard segment includes a $16,724,000 asset impairment write-down for the Company's Halltown mill. See--Notes to Consolidated Financial Statements--Assets Held For Sale.

   Operations within the gypsum industry consist of the manufacture and sale of gypsum wallboard. Operations within the paperboard industry consist of (i) the manufacture and sale of recycled paperboard to the gypsum industry and other paperboard converters which manufacture composite cans, cores, tubes and other packaging products, and (ii) the collection and sale of reclaimed paper fiber. The Company's gypsum wallboard operations are located at Duke, Oklahoma. The Company's primary markets for gypsum wallboard are Texas, Oklahoma, Colorado and Kansas with additional secondary emphasis in the midwestern and southeastern regions of the United States. The Company operates recycled paperboard mills at Hutchinson, Kansas, Commerce City, Colorado, Halltown, West Virginia and Lawton, Oklahoma. The Lawton mill began commercial production in March 2000. The Company's primary markets for recycled paperboard generally lie within a 600 mile radius of each facility. The Company operates reclaimed paper fiber recycling centers at Kansas City, Missouri, Topeka, Kansas, and Denver, Colorado.

   During fiscal 2000, approximately 9% of the recycled paperboard shipped by the mills was consumed by the Company's wallboard operations compared to 15% and 14% respectively in fiscal 1999 and 1998. Another 22% was shipped to other unaffiliated gypsum wallboard manufacturers in fiscal 2000 compared to 23% and 20%, respectively, in fiscal 1999 and 1998. An adverse change in the construction industry could have a material effect on the earnings of the Company. The Company has no customer in either the gypsum segment or the paperboard segment who accounted for more than 10% of consolidated gross sales in fiscal 2000.

   Over 50% of the Company's employees are covered by collective bargaining units with four labor unions. The expirations of current bargaining agreements range from 2002 to 2004. The Company believes its relations with employees are satisfactory.

   Operating profit is net sales less operating expenses. Sales between segments are made at approximately market price. Total assets by industry segment are those used in each segment at year-end. Eliminations and other include general corporate assets, principally cash, securities, property and equipment and expenses.

3. LONG-TERM DEBT AND REVOLVING CREDIT FACILITY

   On July 15, 1998, the Company received proceeds from the sale of $100,000,000 of 9.5% Senior Subordinated Notes (the "Notes") with a maturity date of July 15, 2008. The proceeds from the Notes, along with a credit facility of up to $85,000,000 entered into with a bank syndicate on July 15, 1998, were used primarily to finance the construction of the Lawton mill and for general and corporate purposes. On July 15, 1998, the Company used a portion of the proceeds from the sale of the Notes to repay the outstanding principal balance ($5,950,000) of a then existing revolving credit facility along with accrued interest. Upon repayment, the Company terminated the revolving credit facility. Due to the recently expanded scope of the Company's business and increased working capital requirements, the Company signed amendments to the existing credit facility on March 1, 2000 and June 27, 2000, increasing the amount available to $115,000,000.

   Interest payment dates on the Notes are January 15 and July 15, and commenced on January 15, 1999. Each semi-annual interest payment is $4,750,000. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2003, at a redemption price of 104.75% which reduces to 100% on or after July 15, 2005. In addition, prior to July 15, 2001, the Company may redeem up to 35% of the principal amount of the Notes with the net cash proceeds received by the Company from one or more public equity offerings, at a redemption price of 109.50%. The Notes include financial and other covenants of the kind generally included in such indebtedness.

   The amended $115,000,000 credit facility includes a $60,000,000 term loan effective March 1, 2000 and a $55,000,000 revolving credit facility. The principal of the term loan is being paid quarterly over four years and commenced on June 1, 2000 with payments of $1,500,000; $7,500,000; $13,500,000;
$19,500,000 and $18,000,000 due during fiscal years 2000, 2001, 2002, 2003 and
2004, respectively. As of June 30, 2000, the Company had borrowed $41,500,000 under the revolving credit facility. Borrowings in excess of $40,000,000 are payable on April 2, 2001 and the balance will mature on March 1, 2004. Consequently, the $1,500,000 payable on April 2, 2001 has been reflected as a short-term note payable in the accompanying balance sheet. Availability under the credit facility is not subject to a borrowing base. The borrowings under the credit facility are guaranteed by each of the Company's material subsidiaries and are secured by a mortgage on the Lawton mill, a pledge of stock of the Company's subsidiaries and security interests in substantially all other personal property of the Company and its subsidiaries. During any period that outstanding loans under the credit facility exceed $50,000,000, the lenders may require that other real property and improvements of the Company and its subsidiaries be mortgaged as security for the credit facility. Outstanding principal amounts on the credit facility bear interest at a variable rate equal to, at the election of the Company, (i) LIBOR, plus an agreed margin (ranging from 75 to 225 basis points), which is to be established quarterly based upon the Company's leverage ratio or (ii) the higher of (a) Bank of America corporate prime rate and (b) the sum of 1/2 of 1% plus the federal funds rate, plus, in each case, an agreed margin (ranging from 0 to 100 basis points). Interest payments under the credit facility are payable quarterly. Under the credit facility, the Company is required to adhere to a number of financial and other covenants, including covenants relating to excess cash flow, debt to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio, interest coverage ratio, minimum EBITDA, and limitations on capital expenditures and dividends. The credit facility does not restrict the transfer of funds to the parent by the subsidiaries. The Company had borrowings outstanding of $100,000,000 under the credit facility at June 30, 2000 at a weighted-average interest rate of 9.00%.

   Interest expense for the years ending June 30, 2000, 1999 and 1998 was $5,189,000, $4,271,000 and $5,000 respectively. Additionally, the Company capitalized interest of approximately $10,304,000 and $5,904,000 for the years ended June 30, 2000 and 1999, respectively, and none in fiscal year 1998. The components of interest include interest associated with the Notes and credit facility, commitment fees based on the unused portion of the credit facility and amortization of debt issue costs. Debt issue costs are being amortized over the lives of the Notes and the credit facility.

4. EMPLOYEE STOCK OWNERSHIP PLAN

   The Company has an Employee Stock Ownership Plan (the "Plan") for all salaried employees of the Company. They become eligible to participate in the Plan on July 1 following the calendar year in which they are hired. The Plan is a defined contribution stock bonus plan. The Board of Directors of the Company determines if a contribution will be made and the amount of the contribution. The Company is not obligated or required to contribute for any particular year. Participants are neither required nor permitted to make contributions under the Plan. The Company contribution for a particular year is allocated to the Company Stock Account of each participant who is employed on the last day of that plan year and each participant whose employment terminated during that plan year because of death, retirement at or after age 65, or disability. All contributions to the Plan are subject to a vesting schedule based on years of service.

   During fiscal years 2000, 1999 and 1998, the Board of Directors of the Company approved contributions of $333,000, $348,000 and $320,000 respectively, and the compensation expense was recognized in the financial statements. The 2000 and 1999 contributions were cash contributions. The contribution for 1998 consisted of common stock issued from treasury shares valued at $320,000.

5. ASSETS HELD FOR SALE

   Due to poor operating results and continued weakness in East Coast paperboard markets, the Company, in the fourth quarter of fiscal 2000, initiated a process to sell its Halltown, West Virginia recycled paperboard mill. Pursuant to SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company recorded a $16.7 million asset write-down to reflect the property and equipment associated with the Halltown mill at its estimated fair value, less selling costs. The carrying amount of such assets was reduced to $7.6 million. During fiscal year 2000, the Halltown paperboard mill experienced an operating loss of $5.7 million, before any related income tax benefit. The Company expects to complete the sale of such assets in fiscal year 2001.

6. PENSION AND OTHER BENEFIT PLANS

   The Company maintains a pension plan (the "Plan") for its hourly employees at its Hutchinson, Kansas paperboard mill. Normal monthly retirement benefits are based on negotiated benefit levels and the employee's years of credited service. Contributions to the Plan, historically, have been based on the maximum tax deductible contribution; however, the Company was not required and elected not to make a contribution for fiscal year 2000. The following tables, in accordance with Financial Accounting Standard ("FAS") 132, present financial statement disclosures associated with the Plan.



                                                    Years Ended June 30
                                                ------------------------------
                                                  2000       1999       1998
                                                ---------  ---------  --------

Components of Net Periodic Cost
  Service cost................................. $  64,000  $  65,000  $ 54,000
  Interest cost................................   134,000    114,000    99,000
  Expected return on assets....................  (156,000)  (104,000)  (87,000)
  Amortization of unrecognized net asset at
   compliance..................................     9,000      9,000     9,000
  Amortization of unrecognized prior service
   cost........................................    35,000     28,000    27,000
  Amortization of net gain.....................    (6,000)       --     (7,000)
                                                ---------  ---------  --------
    Net periodic cost.......................... $  80,000  $ 112,000  $ 95,000
                                                =========  =========  ========


                                                        Years Ended June 30
                                                      ------------------------
                                                         2000         1999
                                                      -----------  -----------

Change in Benefit Obligation
  Benefit obligation at beginning of year............ $ 1,655,000  $ 1,655,000
  Service cost.......................................      64,000       65,000
  Interest cost......................................     134,000      114,000
  Plan amendments....................................     161,000          --
  Actuarial gain.....................................     (10,000)    (126,000)
  Benefits paid......................................     (54,000)     (53,000)
                                                      -----------  -----------
  Benefit obligation at end of year.................. $ 1,950,000  $ 1,655,000
                                                      ===========  ===========
Change in Plan Assets
  Fair value of assets at beginning of year.......... $ 1,972,000  $ 1,762,000
  Actual return on assets............................     288,000      164,000
  Employer contributions.............................         --        99,000
  Benefits paid......................................     (54,000)     (53,000)
                                                      -----------  -----------
  Fair value of assets at end of year................ $ 2,206,000  $ 1,972,000
                                                      ===========  ===========
Funded Status
  Accumulated and projected benefit obligation....... $(1,950,000) $(1,655,000)
  Fair value of assets...............................   2,206,000    1,972,000
  Unrecognized net asset.............................      21,000       29,000
  Unrecognized prior service cost....................     382,000      257,000
  Unrecognized net gain..............................    (435,000)    (299,000)
                                                      -----------  -----------
  Prepaid pension cost............................... $   224,000  $   304,000
                                                      ===========  ===========
Weighted-average assumptions as of June 30
  Discount rate......................................        7.50%        7.50%
  Expected return on plan assets.....................        8.00%        8.00%



   The unrecognized prior service costs and unrecognized net gain are being amortized over approximately 15 years. The assets of the Plan at June 30, 2000 were invested in corporate and government bonds, equities, cash, and cash equivalents.

   Additionally, the Company has a voluntary 401(k) Plan at all Company facilities, excluding the Hutchinson, Kansas paperboard mill. The 401(k) Plan also includes all salaried employees company-wide. Although there is one 401(k) Plan for all Company locations, there are various employee and employer contribution limits, employer matching percentages, and employer vesting schedules for each location. Contributions to the 401(k) Plan were $786,000, $516,000, and $493,000 during 2000, 1999 and 1998, respectively.

   Effective July 1, 1997, the Company adopted the "Republic Group Incorporated Employee Stock Purchase Plan." All salaried and hourly employees are eligible to participate in the plan after meeting the eligibility requirements. Percentage limitations and dollar limitations are in effect for each calendar year. The price per share for which common stock is sold to participants is 90% of the fair market value on the exercise date.

   The Company also has severance, retention, and key employee continuation plans in which certain amounts are payable to eligible employees in the event of a change in control of the Company.

7. STOCK OPTIONS

   Options have been granted to key employees at prices which represent fair market value at dates of grant, have terms ranging from five to ten years and are exercisable at 20% to 25% per year on a cumulative basis beginning one year from date of grant. In addition, some grants are only exercisable if certain Company performance targets are attained. The Company is authorized to grant 1,265,000 shares of common stock to key employees in the 1989 Plan of which 512,000 common shares were unissued as of June 30, 2000, and is authorized to grant 219,000 shares to directors in the Non-Employee Director Plan of which 57,000 common shares were unissued as of June 30, 2000. A summary of transactions for the years ended June 30, 2000, 1999 and 1998 is set forth in the following table:


                                                           Non-Employee
Shares Rounded to Thousands         1989 Plan              Director Plan
---------------------------  ------------------------ ------------------------
                                         Weighted-                Weighted-
                             Number of    Average     Number of    Average
Options:                      Shares   Exercise Price  Shares   Exercise Price
--------                     --------- -------------- --------- --------------

Outstanding at June 30,
 1997.......................  284,000      $11.07       67,000      $ 9.86
Granted.....................  112,000       19.05       15,000       18.94
Cancelled...................  (52,000)      13.73          --          --
Exercised...................  (46,000)       8.94       (1,000)       4.65
                              -------      ------      -------      ------
Outstanding at June 30,
 1998.......................  298,000      $13.95       81,000      $11.70
                              -------      ------      -------      ------
Granted.....................  204,000       15.79       15,000       14.63
Cancelled...................  (24,000)      16.19       (2,000)      18.94
Exercised...................  (44,000)       9.78      (16,000)      12.84
                              -------      ------      -------      ------
Outstanding at June 30,
 1999.......................  434,000      $15.11       78,000      $11.84
                              -------      ------      -------      ------
Granted.....................  175,000       17.50       15,000       17.25
Cancelled...................  (55,000)      16.76       (4,000)      17.25
Exercised...................  (19,000)       8.69      (11,000)       3.41
                              -------      ------      -------      ------
Outstanding at June 30,
 2000.......................  535,000      $16.00       78,000      $13.86
                              -------      ------      -------      ------
Exercisable options--June
 30, 2000...................  196,000      $14.27       67,000      $13.30
                              =======      ======      =======      ======

   The following tables summarize information about stock options outstanding at June 30, 2000.



                                                        1989 Plan
                         ------------------------------------------------------------------------
                             Options Outstanding                         Options Exercisable
                         ----------------------------                ----------------------------
                         Outstanding
  Range of                  as of    Weighted-Average   Weighted-     Exercisable    Weighted-
  Exercise                June 30,      Remaining        Average         as of        Average
   Prices                   2000     Contractual Life Exercise Price June 30, 2000 Exercise Price
  --------               ----------- ---------------- -------------- ------------- --------------

$ 6.23 - $ 8.31.........    34,000          1.0           $ 8.18         34,000        $ 8.18
 10.38 -  12.46.........    30,000          0.3            10.91         30,000         10.91
 14.53 -  16.61.........   176,000          2.7            15.03         73,000         15.06
 16.61 -  18.69.........   212,000          4.8            17.56         20,000         17.33
 18.69 -  20.76.........    83,000          3.0            19.12         39,000         19.13
                           -------         ----           ------        -------        ------
                           535,000          3.3           $16.00        196,000        $14.27
                           =======         ====           ======        =======        ======




                                                Non-Employee Director Plan
                         ------------------------------------------------------------------------
                             Options Outstanding                         Options Exercisable
                         ----------------------------                ----------------------------
                         Outstanding     Weighted-
  Range of                  as of        Average        Weighted-     Exercisable    Weighted-
  Exercise                June 30,      Remaining        Average         as of        Average
   Prices                    2000    Contractual Life Exercise Price June 30, 2000 Exercise Price
  --------               ----------- ---------------- -------------- ------------- --------------
$ 2.08 - $ 4.15.........    12,000         19.1           $ 3.41         12,000        $ 3.41
 12.46 -  14.53.........    13,000         10.7            12.84         13,000         12.84
 14.53 -  16.61.........    29,000         10.0            14.90         29,000         14.90
 16.61 -  18.69.........    11,000         14.3            17.25            --            --
 18.69 -  20.76.........    13,000         10.8            18.94         13,000         18.94
                           -------         ----           ------        -------        ------
                            78,000         12.2           $13.86         67,000        $13.30
                           =======         ====           ======        =======        ======



   The weighted-average fair value at date of grant for options granted during 2000, 1999 and 1998 was $5.76, $5.21 and $5.97 per option, respectively. The fair value of options at grant date was estimated using the Black-Scholes model with the following weighted-average assumptions:



                                                        Years Ended June 30
                                                      -------------------------
                                                       2000     1999     1998
                                                      -------  -------  -------

Risk free interest rate..............................    6.45%    5.75%    5.58%
Expected life........................................ 4 years  4 years  3 years
Expected volatility..................................      45%      45%      43%
Dividend yield.......................................     4.0%     1.9%     1.8%

   The Company has adopted the disclosure only provisions of FAS 123, Accounting for Stock-Based Compensation. Accordingly, no compensation expense has been recognized for the stock options granted in years ended June 30, 2000, 1999 and 1998. Had compensation been determined based on fair value at grant date consistent with the provisions of this statement, the Company's pro forma net income and earnings per share would have been as follows (in thousands, except per share amounts):



                                                          Years Ended June 30
                                                         ----------------------
                                                          2000   1999    1998
                                                         ------ ------- -------

Net income:
  As reported........................................... $2,761 $15,232 $17,799
  Pro forma.............................................  2,319  14,885  17,579
Basic earnings per share:
  As reported...........................................   0.23    1.29    1.52
  Pro forma.............................................   0.20    1.26    1.50
Diluted earnings per share:
  As reported...........................................   0.23    1.29    1.51
  Pro forma.............................................   0.20    1.26    1.49



   The Non-Employee Director Plan provides each non-employee member of the Board of Directors an annual grant on the day following the Annual Meeting, options to purchase 2,200 shares of common stock, exercisable 12 months from date of grant. The options do not have fixed terms but will automatically terminate 12 months after the director ceases to be a director by reason of his death or permanent disability or 6 months after he ceases to be a director for any other reason. On the date any new non-employee director becomes a member of the Board of Directors, such director will be granted an option (exercisable after completion of three calendar years of service on the Board of Directors) to purchase 11,550 shares of Common Stock at a price equal to the fair market value on the date of grant.

   On May 16, 1996, the Board of Directors of the Company declared a dividend distribution of one Common Stock Share Purchase Right (the "Right") on each outstanding share of its common stock. The Rights will be exercisable only if a person or group acquires 15% or more of the Company's common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of the common stock. Each Right will entitle stockholders to buy one share of common stock of the Company at an exercise price of $40.91. If the Company is acquired in a merger or other business combination transaction after a person has acquired 15% or more of the Company's outstanding common stock, each Right will entitle its holder to purchase, at the Right's then-current exercise price, a number of the acquiring company's common shares having a market value of twice such price. In addition, if a person or group acquires 15% or more of the Company's outstanding common stock, each Right will entitle its holder (other than such person or members of such group) to purchase at the Right's then-current exercise price, a number of the Company's common shares having a market value of twice such price. The Rights exempt from the 15% threshold the current ownership, which exceeds such threshold, by Phil Simpson, members of his family, family trusts and entities controlled by them. Prior to the acquisition by a person or group of beneficial ownership of 15% or more of the Company's common stock, the Rights are redeemable for $.01 per Right at the option of the Board of Directors. The Rights will expire on May 16, 2006.

8. OTHER COMMITMENTS AND CONTINGENT LIABILITIES

   In connection with the Company's construction of a warehouse addition to its paperboard mill located at Commerce City, Colorado, a suburb of Denver, the Company discovered and has been investigating the presence of subsurface petroleum hydrocarbons. The Company retained an environmental consultant who concluded that fuel oil, jet fuel and gasoline additives had migrated in the subsurface of the Company's property from an adjacent property. The Company has conducted its own investigations and the adjacent property owners have conducted their own investigations. Also, the Company and the adjacent owners have jointly sponsored investigations. As a result of the most recent jointly sponsored investigation, the Company again substantially verified the results obtained in earlier investigations. Additionally, the investigation uncovered newly discovered environmental conditions that appear to stem from historical underground storage tank use on the Company's property. The Company notified the Oil Inspection Section of the Colorado Department of Labor and Employment of the most recent results. The Company and a former owner of the Commerce City paper mill have entered into a participation agreement to respond to those conditions that appear to stem from historical underground storage tank use. Under the participation agreement, Republic and the former owner will share costs associated with the underground storage tank including studies and remediation, if any, 25% and 75%, respectively. At this time, the Company has not ascertained the future liability, if any, of the above matters. Environmental expenditures directly related to these matters were not material during the last three fiscal years.

   With the completion of the Lawton recycled paperboard mill, the Company has a ten year supply agreement with James Hardie Gypsum, Inc. to supply at least 90% of their requirements of gypsum-grade recycled paperboard from the Lawton mill beginning in the period between October 2000 and January 2001. This represents approximately 40% to 50% of the Lawton mill's estimated annual productive capacity of 220,000 tons.

9. INCOME TAXES

   The components of the provision for income taxes are as follows:



                                                    Years Ended June 30
                                             -----------------------------------
                                                2000         1999       1998
                                             -----------  ---------- -----------

Current:
  Federal................................... $(4,656,000) $6,039,000 $ 7,955,000
  State.....................................    (916,000)  1,482,000     812,000
                                             -----------  ---------- -----------
                                              (5,572,000)  7,521,000   8,767,000
                                             -----------  ---------- -----------
Deferred income tax.........................   7,414,000   2,187,000   1,616,000
                                             -----------  ---------- -----------
Total provision............................. $ 1,842,000  $9,708,000 $10,383,000
                                             ===========  ========== ===========



   The differences between income taxes computed using the statutory federal income tax rate and that shown in the Consolidated Statements of Income are summarized as follows:



                                                   Years Ended June 30
                                            ----------------------------------
                                               2000       1999        1998
                                            ---------- ----------  -----------

Computed federal tax at statutory rate..... $1,611,000 $8,729,000  $ 9,864,000
State taxes, net of federal tax benefit....    168,000  1,108,000      815,000
Other......................................     63,000   (129,000)    (296,000)
                                            ---------- ----------  -----------
                                            $1,842,000 $9,708,000  $10,383,000
                                            ========== ==========  ===========

   Deferred income taxes reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial reporting basis. The Company does not provide for a valuation reserve on deferred tax assets based on the assumption of future taxable income. As of June 30, 2000 and 1999, deferred tax assets (liabilities) as determined under the provisions of FAS 109, were comprised of the following:



                                                      Years Ended June 30
                                                 --------------------------
                                                     2000          1999
                                                 ------------  ------------

Gross deferred tax liability:
  Depreciation and amortization................. $(21,431,000) $(13,695,000)
Gross deferred tax assets:
  Employee benefit accruals.....................      378,000       301,000
  Accounts receivable reserves..................      161,000       102,000
  Other.........................................      413,000       227,000
                                                 ------------  ------------
    Gross deferred assets.......................      952,000       630,000
                                                 ------------  ------------
Net deferred tax liability...................... $(20,479,000) $(13,065,000)
                                                 ============  ============



10. EARNINGS PER SHARE

   Basic earnings per share are computed by dividing net income by the weighted-average number of common shares outstanding during the period. Diluted earnings per share are computed by dividing net income by the sum of the weighted-average number of shares and the number of equivalent shares assumed outstanding under the Company's stock-based compensation plans. Diluted earnings per share are computed as follows:



                                                          Years Ended June 30
                                                        ------------------------
                                                                       Per-Share
                                                        Income  Shares  Amount
                                                        ------- ------ ---------
                                                         (in thousands, except
                                                           per share amounts)

2000
Basic earnings......................................... $ 2,761 11,825   $0.23
Effects of dilutive securities-options.................     --      27     --
                                                        ------- ------   -----
Diluted earnings....................................... $ 2,761 11,852   $0.23
                                                        ------- ------   -----
1999
Basic earnings......................................... $15,232 11,771   $1.29
Effects of dilutive securities-options.................     --      80     --
                                                        ------- ------   -----
Diluted earnings....................................... $15,232 11,851   $1.29
                                                        ------- ------   -----
1998
Basic earnings......................................... $17,799 11,705   $1.52
Effects of dilutive securities-options.................     --      93    (.01)
                                                        ------- ------   -----
Diluted earnings....................................... $17,799 11,798   $1.51
                                                        ------- ------   -----



   Options to purchase 524,705 shares of common stock at prices ranging from $14.63 to $20.76 were outstanding for the year ended June 30, 2000. Options to purchase 152,425 shares of common stock at prices ranging from $17.75 to $20.76 were outstanding for the year ended June 30, 1999. Options to purchase 10,541 shares of common stock at the price of $20.76 were outstanding for the year ended June 30, 1998. These shares were not included in the calculation of diluted earnings per share due to the options exercise price being greater than the average market price of the common shares for the above periods.

11. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

   The following tabulation presents selected results of operations for the years ended June 30, 2000 and 1999 (in thousands, except per share amounts):



                                                       Quarters Ended
                                             --------------------------------
                                             Sept. 30 Dec. 31 Mar. 31 June 30
                                             -------- ------- ------- -------

2000
Gross sales.................................. $53,232 $53,042 $53,911 $ 59,226
Less freight and discounts...................   6,744   6,563   7,103    8,491
                                              ------- ------- ------- --------
Net sales.................................... $46,488 $46,479 $46,808 $ 50,735
                                              ======= ======= ======= ========
Operating profit............................. $10,612 $ 9,938 $ 5,396 $(16,336)
Net income...................................   6,341   6,034   2,818  (12,432)
Basic earnings per share.....................    0.54    0.51    0.24    (1.05)
Diluted earnings per share...................    0.53    0.51    0.24    (1.05)
1999
Gross sales.................................. $38,196 $36,722 $35,576 $ 48,392
Less freight and discounts...................   5,011   4,477   4,686    6,770
                                              ------- ------- ------- --------
Net sales.................................... $33,185 $32,245 $30,890 $ 41,622
                                              ======= ======= ======= ========
Operating profit............................. $ 6,076 $ 6,633 $ 4,234 $  9,918
Net income...................................   3,285   3,778   2,394    5,775
Basic earnings per share.....................    0.28    0.32    0.20     0.49
Diluted earnings per share...................    0.28    0.32    0.20     0.49

12. SUBSEQUENT EVENT (UNAUDITED)

   On August 11, 2000, the Company entered into a definitive merger agreement to be acquired by Premier Construction Products Statutory Trust, an affiliate of Integrated Capital Associates, Inc. Under terms of the merger agreement, Stockholders of the Company will receive cash in the amount of $19.00 per share for all outstanding shares at closing, which is expected to occur prior to December 31, 2000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Republic Group Incorporated:

   We have audited the accompanying consolidated balance sheets of Republic Group Incorporated (a Delaware corporation) and subsidiaries as of June 30, 2000 and 1999, and the related consolidated statements of income, cash flows and stockholders' equity for each of the three years in the period ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Republic Group Incorporated and subsidiaries as of June 30, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States.

                                          Arthur Andersen LLP

Dallas, Texas
July 28, 2000